UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ SolicitingMaterial Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

COOPER CAMERON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (3-99)

2003 Proxy Statement and

Notice of Annual Meeting

of Stockholders

To the Stockholders of Cooper Cameron Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of Cooper Cameron Corporation to be held on Thursday, May 8, 2003, at the Company’s corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas, commencing at 10:00 a.m. A report on Cooper Cameron will be presented at the meeting, followed by a question and answer session.

You will find information regarding the matters to be voted on at the meeting in the formal Notice of Meeting and Proxy Statement, which are included on the following pages of this booklet.

We know that most of our stockholders will be unable to attend the Annual Meeting in person. The Board of Directors of our Company therefore is soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please vote your shares via the Internet, by telephone, or by mail as soon as possible so that your shares will be voted at the meeting. Instructions on how to vote can be found in the accompanying Proxy Statement.

Thank you for your continued support and interest in Cooper Cameron.

Very truly yours,

Sheldon R. Erikson

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time	10:00 a.m. on May 8, 2003

Place	1333 West Loop South, Suite 1700, Houston, Texas

Items of Business	1. Elect three members to Class II of the Board of Directors.
2. Approve an Amendment to the Company’s Long-Term Incentive Plan.
3. Ratify the appointment of independent auditors for 2003.
4. Transact such other business as may properly come before the Meeting or any adjournment thereof.

Record Date	March 14, 2003

Annual Report	The Annual Report for the year ended December 31, 2002, which is not a part of the proxy solicitation material, has been mailed along with this Notice and accompanying Proxy Statement.

Proxy Voting	Stockholders of record may appoint proxies and vote their shares in one of three ways:
• via Internet pursuant to the instructions on the proxy card,
• calling the toll-free number on the enclosed proxy card, or
• signing, dating and mailing the enclosed proxy card in the envelope provided.

Stockholders whose shares are held by a bank, broker or other agent may appoint proxies and vote as provided by that bank, broker or other agent.

Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the meeting.

By Order of the Board of Directors,

William C. Lemmer

Vice President, General Counsel and Secretary

March 21, 2003

TABLE OF CONTENTS

COOPER CAMERON CORPORATION

PROXY STATEMENT

for the

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 8, 2003

This Proxy Statement and the accompanying proxy/voting instruction card (“proxy card”) are being furnished to stockholders of record of Cooper Cameron Corporation (“Company”) by the Company’s Board of Directors (“Board”) in connection with its solicitation of proxies to be used at the 2003 Annual Meeting of Stockholders, scheduled to be held on May 8, 2003, or any postponements or adjournments thereof (“Meeting”). This Proxy Statement and the accompanying proxy card contain information related to the Annual Meeting and will be mailed to stockholders beginning March 24, 2003.

GENERAL INFORMATION FOR STOCKHOLDERS

What is the purpose of the Annual Meeting?

At the Meeting, stockholders will act upon the matters outlined in the Notice of Meeting on the cover page of this Proxy Statement, namely:

The election of three directors to the Board,

The approval of an Amendment to the Company’s Long-Term Incentive Plan,

The ratification of the appointment of independent auditors for 2003, and

Any other business that may properly come before the Meeting, though the election of directors, approval of an amendment to the Long-Term Incentive Plan and ratification of the appointment of independent auditors are the only scheduled items of which the Company was given required notice.

In addition, management will present a report on the Company and will respond to questions from shareholders.

Who is entitled to vote?

Owners of shares of Cooper Cameron common stock (“Common Stock”) at the close of business on March 14, 2003, the Record Date, are entitled to vote and participate in the Annual Meeting.

Participants in the Cooper Cameron Corporation Retirement Savings Plan and the Company-sponsored Individual Account Retirement Plans (collectively, “Retirement Plans”) may give voting instructions with respect to the Common Stock credited to their account in the Retirement Plans to the trustees of the Retirement Plans, who have the voting power over the Common Stock in the Retirement Plans.

What are the voting rights of holders of Cooper Cameron Common Stock?

Each outstanding share of Cooper Cameron Common Stock will be entitled to one vote on each matter considered at the Meeting.

How does the Board recommend shares be voted?

The Board recommends that stockholders vote FOR each of the director nominees, FOR the approval of the amendment to the Company’s Long-Term Incentive Plan, and FOR the ratification of the appointment of the Company’s independent auditors.

How can shares be voted?

Shares of Common Stock can be voted in person at the Meeting or can be voted, or voting instructions given to the Retirement Plans’ trustees, by proxy in one of three ways, the instructions for which are on the proxy card:

•	by Internet

•	by telephone

•	by signing, dating and returning a proxy card.

How will votes be counted?

Votes will be counted as directed, except

•	when a signed proxy card is returned with no choice indicated, in which case shares will be voted either as recommended by the Board, or, if the shares are held in one of the Retirement Plans, they will be voted in the same proportion as the other shares in the Retirement Plans have been voted; and

•	if a proposal, other than the election of directors, approval of the amendment to the Long-Term Incentive Plan or ratification of the appointment of independent auditors for 2003, is properly presented for consideration at the Meeting, the persons named in the proxy card will vote as recommended by the Board or, if no recommendation is given, they will exercise their discretion in voting on the proposal.

What is the effect of abstentions and broker non-votes?

If you do not desire to vote on any proposal, you may abstain from voting by marking the appropriate space on the proxy card or by following the telephone or Internet instructions. Shares voted as abstaining will be counted as present for both the purpose of establishing a quorum and the purpose of determining the number of votes needed for approval of any proposal before the Meeting other than the election of directors. The effect of an abstention is discussed further in the next question and answer.

A “broker non-vote” occurs when you hold your shares in “street name” through a bank, broker or other agent and do not give instructions to your agent on how you want your shares voted, and the agent either exercises its discretionary authority under the rules of the New York Stock Exchange to vote on one or more, but not all, of the proposals or the agent has no discretion under these rules to vote on the proposal. Therefore, if you do not give your broker, bank or intermediary specific instructions, your shares may not be voted on such proposals and will not be counted in determining the number of shares necessary for approval of these matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether a quorum is present.

What vote is required for approval?

Provided a quorum is present, directors are elected by a plurality of the votes cast. Therefore, the three nominees for director receiving the highest number of votes cast will be elected. Abstentions, “broker non-votes” and shares not voted will have no effect.

Each other proposal to be voted on will be decided by a majority of the votes cast on that proposal. Abstentions will have the effect of a negative vote. Shares represented by “broker non-votes” are not entitled to vote on that proposal and will not be counted in determining the number of shares necessary for approval and will, therefore, have no effect.

What constitutes a quorum?

The presence at the Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the record date will constitute a quorum, permitting the Meeting to conduct its business. As of the Record Date, 54,645,343 shares of Common Stock, representing the same number of votes, were outstanding. Therefore, the presence of the holders of Common Stock representing at least 27,322,672 votes will be required to establish a quorum.

What shares will be considered “present” at the Meeting?

The shares voted at the Meeting and shares for which properly signed proxy cards have been returned or which were properly voted by Internet or telephone will be counted as “present” for purposes of establishing a quorum. Proxies received but marked as abstentions and those containing “broker non-votes” will be included in the calculation of the number of votes considered to be present at the Meeting.

How can a proxy be revoked?

A proxy can be revoked at any time prior to a vote at the Meeting by:

•	notifying the Secretary of the Company in writing, or

•	signing and returning a later-dated proxy.

When and where will a list of stockholders be available?

A list of stockholders of record will be available for examination at the Company’s office during ordinary business hours for a period of ten days prior to the Meeting.

PROPOSALS

Election of Directors—Proposal Number 1 on the Proxy Card

The Company’s Certificate of Incorporation provides for a Board of Directors of between five and fifteen members (with seven being the number currently authorized) divided into three classes. The term of each class of directors is normally three years, and the term of one class expires each year in rotation, so that approximately one-third of the Board is elected each year. The term of the Class II directors expires at this year’s Meeting, at which the stockholders will elect new Class II directors. The current Class II directors are Nathan M. Avery, C. Baker Cunningham and Sheldon R. Erikson.

Nominees

The Board has nominated Messrs. Avery, Cunningham and Erikson for re-election as Class II directors for a three-year term expiring at the Annual Meeting of Stockholders in 2006, or when their successors are elected and qualified.

If any of the nominees is unable to serve, which is not anticipated, the remaining Board members may nominate another person, elect a substitute, or, alternatively, reduce the size of the Board, all in accordance with the Company’s Certificate of Incorporation.

The Board recommends that stockholders vote FOR each of the nominees.

Approval of an Amendment to the Company’s Long-Term Incentive Plan—Proposal Number 2 on the Proxy Card

As of March 14, 2003, there were 1,486,752 shares remaining available for future grants under the Company’s Long-Term Incentive Plan (“LTIP” or “Plan”). The Board has approved, and stockholders are being asked to approve, an amendment to the Incentive Plan, the text of which is provided as Appendix A to this Proxy

Statement, which would increase by 1,500,000 the number of authorized shares available under the Incentive Plan. This increase would result in 2,986,752 shares being available for future grants, including the number of shares remaining available on March 14, 2003.

The Incentive Plan provides for long-term compensation and incentive opportunities for executives and key employees of the Company and its subsidiaries. The Board believes that the future success of the Company is dependent upon the quality and continuity of management, and that compensation programs such as stock option grants are important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Company.

Option grants have been made to 412 employees over the life of the Plan and on March 14, 2003, there were 4,741,891 shares reserved for issuance upon the exercise of existing option grants.

Description of the Plan

The following summary describes briefly the principal features of the Incentive Plan, and is qualified in its entirety by reference to the full text of the Plan, which is provided as Appendix B to this Proxy Statement.

General Terms

The purpose of the Plan is to promote the long-term financial interests of the Company, including its growth and performance, by encouraging employees of the Company and its subsidiaries and divisions to acquire an ownership position in the Company, by enhancing the ability of the Company to attract and retain employees of outstanding ability, and by providing employees with an interest in the Company aligned with that of the Company’s stockholders. The maximum number of shares of Common Stock which may be granted during any calendar year to any individual who is an Executive Officer is limited to not more than 1,000,000 shares. It is not possible to determine at this time the number of shares of Common Stock covered by options that may be granted in the future under the Plan to any employee.

Administration

The Plan is administered by the Compensation and Governance Committee (the “Committee”), which is composed of independent directors of the Company who are not eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee has the authority in its sole discretion to select the participants who will receive the awards, to determine the type and terms of the awards to be granted, and to interpret and administer the Plan.

Eligibility for Participation

Officers and key employees of the Company, its subsidiaries and divisions are eligible to receive awards under the Plan.

Term of the Plan

The Plan will terminate on May 3, 2005, after which time no additional awards may be made or options granted under the Plan.

Types of Awards

The Plan permits the granting of any or all of the following types of awards (“Awards”): (i) stock options, including incentive stock options; (ii) stock appreciation rights (“SARs”); (iii) restricted stock; and (iv) performance awards. Since the inception of the Plan, the only type of awards granted under the Incentive Plan has been stock options.

Stock Options and SARs

Options granted under the Plan may be either incentive stock options or non-qualified stock options, or a combination of both.

An option is exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee; provided, however, that no stock option is exercisable more than ten years after the date of grant. The option exercise price may not be less than the “fair market value” on the date of the stock option’s grant. The fair market value is the average of the high and low sales price of a share of Common Stock on the applicable date, and if not a trading date, the average for the preceding day on which sales of Common Stock were made. Upon exercise, a participant may pay the option exercise price of a stock option in cash, shares of Common Stock, stock appreciation rights or a combination of the foregoing, or such other consideration as the Committee may deem appropriate.

Awards may be granted in the form of SARs. SARs entitle the recipient to receive a payment, in cash or shares of Common Stock or a combination of both, equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the award agreement to the fair market value on the date of exercise or surrender. The price stated in the award agreement may not be less than the fair market value on the date of the SAR’s grant, except that if an SAR is granted retroactively in tandem with or in substitution for a stock option, the designated fair market value set forth in the award agreement will not be less than the fair market value of the share for such tandem or replaced stock option. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A Tandem SAR is exercisable to the extent, and only to the extent, that the related stock option is exercisable. Upon exercise of a Tandem SAR as to some or all of the shares covered in an Award, the related stock option will be canceled automatically to the extent of the number of SARs exercised, and such shares will not thereafter be eligible for grant.

Restricted Stock

Awards may be granted in the form of restricted stock (“Restricted Stock Award”). Restricted Stock Awards may be awarded in such numbers and at such times as the Committee may determine. Restricted Stock Awards will be subject to such terms, conditions or restrictions as the Committee deems appropriate, including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or the financial performance of the Company. No restriction may be waived without good reason, which would include, but not be limited to, a Change of Control, death or retirement at age 65. The period of vesting and the forfeiture restrictions will be established by the Committee at the time of grant; however, no Restricted Stock Award may have a vesting period of less than three years except as the Committee may otherwise provide in the case of a Change of Control, death or retirement at age 65. During the period in which any restricted shares of Common Stock are subject to forfeiture restrictions, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive dividends.

Performance Awards

Awards may be granted in the form of shares of Common Stock that are earned only after the attainment of predetermined performance goals during a performance period as established by the Committee (“Performance Shares”) or in the form of performance awards payable in cash (“Performance Units”). The vesting period may not be less than one year. The Committee may grant an Award of Performance Shares or Performance Units to Participants as of the first day of each performance period. A performance target will be established at the beginning of each performance period. No performance targets may be waived without good reason, which is limited to a Change of Control or death. At the end of the performance period, or one year from the date of grant, whichever is later, the Performance Shares or Performance Units, as the case may be, will be converted into

Common Stock (or cash or a combination of Common Stock and cash, as determined by the Award Agreement) and distributed to Participants based upon such entitlement. Performance criteria used in performance goals governing Performance Share and Performance Unit Awards to Executive Officers may include any or all of the following: (i) the Company’s return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels of the Company or any subsidiary or business segment of the Company, or any combination of the foregoing, (iii) cash flow or similar measure, (iv) total stockholder return, (v) changes in the market price of the Common Stock, or (vi) market share. The performance goals established by the Committee for each Performance Share Award will specify achievement targets with respect to each applicable performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). No Executive Officer may receive a Performance Share or Performance Unit payment with respect to any calendar year which exceeds $2,000,000 or, if greater, the fair market value of 1,000,000 shares of Common Stock as of the payment date of such Awards. If a performance period is longer than one year, the Performance Share or Performance Unit payment with respect to any calendar year which is partially or wholly included in the performance period will be deemed to be a pro-rated portion of the Performance Share or Performance Unit payment with respect to the complete performance period. If two or more performance periods run concurrently during any calendar year, the Performance Share or Performance Unit payment with respect to such calendar year will be deemed to be the aggregate of the allocable Performance Share payments with respect to each such performance period.

Repricing

The Plan does not authorize the Board to reprice options.

Amendments and Modifications

The Board may make no amendment or modification to the Plan which, among other things, would increase the number of shares available for issue under the Plan, change those eligible to be participants under the Plan, or materially increase the benefits available under the Plan without the approval of the stockholders of the Company.

The Board recommends a vote FOR approval of the Amendment to the Company’s Long-Term Incentive Plan.

Ratification of the Appointment of Independent Auditors for 2003—Proposal Number 3 on the Proxy Card

Ernst & Young LLP has served as the Company’s independent auditors since 1995. The Audit Committee has recommended and the Board has approved the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal year 2003, subject to the ratification of such approval by the stockholders.

A vote will be taken on a proposal to ratify this appointment at the Meeting. While there is no legal requirement that this proposal be submitted to stockholders, the Board believes that the selection of independent auditors to audit the financial statements of the Company is of sufficient importance to seek stockholder ratification. In the event a majority of the shares of Common Stock entitled to vote on this proposal at the Meeting is not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

It is expected that representatives of Ernst & Young LLP will be present at the Meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the financial statements incorporated by reference in the Company’s Annual Report on Form 10-K. These representatives will have the opportunity to make a statement if they desire.

The fees billed by Ernst & Young LLP for services rendered for 2002 and 2001 are set out on page 9.

The Board recommends that stockholders vote FOR this appointment.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Role of the Board

The business and affairs of the Company are governed in accordance with the provisions of the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, and are managed under the direction of the Board. The directors are informed of the Company’s business and affairs through Board and Board Committee meetings, background and informational presentation materials provided them on a regular basis, meetings with officers and employees of the Company, and outside advisors.

Director Independence

With the exception of Sheldon R. Erikson, the Chairman, President and Chief Executive Officer of the Company, all of the directors are independent. An “independent director,” as the term is used herein, and as it is used by the Securities and Exchange Commission and the New York Stock Exchange, means a director who is not a present or former employee of the Company or its independent auditor, has not been part of an interlocking directorate, and who has no material financial relationship or personal tie to the Company or its management, other than through share ownership or his or her position as a director, or any other relationship with the Company that might interfere with the exercise of his or her independence from management and the Company.

Board Committees

There are two permanent Committees of the Board: the Audit Committee and the Compensation and Governance Committee. Both the Audit Committee and Compensation and Governance Committee are composed entirely of independent directors. Membership of the Committees is as follows:

AUDIT	COMPENSATION AND GOVERNANCE
Lamar Norsworthy	Nathan M. Avery
Michael E. Patrick*	C. Baker Cunningham
Bruce W. Wilkinson	David Ross III*

* Chair

The functions of the Audit Committee are described below, as are the functions of the Compensation and Governance Committee with respect to compensation. With respect to governance, the Compensation and Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance as well as developing and receiving background information for candidates for the Board and recommending candidates to the Board.

Board and Committee Meeting Attendance

During 2002, the Board held four meetings, the Compensation and Governance Committee held four meetings and the Audit Committee held five meetings. Attendance for all such meetings was 96 percent. No director attended less than 87 percent of the meetings of the Board and the Committees on which such director served.

Report of the Audit Committee

The Audit Committee of the Board of Directors (the “Committee”) is composed of three directors, independent and otherwise qualified as required by the New York Stock Exchange, and operates under a written charter that is approved by the Board of Directors and reviewed at least annually by the Committee.

Management is responsible for the adequacy of the Company’s financial statements, internal controls and financial reporting processes. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in accordance with generally accepted auditing standards and issuing a report thereon. The Committee is responsible for monitoring and overseeing these processes and otherwise assisting the directors in fulfilling their responsibilities relating to corporate accounting, reporting practices, and reliability of the financial reports of the Company. The functions of the Committee are focused primarily on four areas:

•	The quality and integrity of the Company’s financial statements;

•	The scope and adequacy of the Company’s internal controls and financial reporting processes;

•	The independence and performance of the Company’s internal and independent auditors; and

•	The Company’s compliance with legal and regulatory requirements related to the filing and disclosure of the quarterly and annual financial statements of the Company.

The principal functions of the Committee include:

•	Recommending the selection of independent auditors, and approving the scope, timing and fees of the annual audit as well as any non-audit services to be provided by the independent auditors;

•	Reviewing the scope and adequacy of the internal audit function, plans and significant findings;

•	Meeting with management and with the independent auditors to review the scope, procedures and results of the audit, the appropriateness of accounting principles and disclosure practices, and the adequacy of the Company’s financial and auditing personnel and resources;

•	Meeting with management and the internal and external auditors to review the Company’s internal controls, including computerized information systems controls and security;

•	Reviewing the Company’s financial statements and earnings releases prior to filing;

•	Reviewing significant changes in accounting standards and legal and regulatory matters that may impact the financial statements;

•	Meeting with management to review compliance policies and programs, including the Company’s conflict of interest and ethical conduct policy (“Standards of Conduct Policy”); and

•	Conferring independently with the internal auditors and the independent auditors in carrying out these functions.

To be in a position to accept the Company’s 2002 consolidated financial statements, the Committee took a number of steps:

•	The Committee approved the scope of the Company’s internal and independent audits;

•	The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•	The Committee reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, and received management’s representation that the Company’s financial statements were prepared in accordance with generally accepted accounting principles;

•

The Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, estimates and financial statements and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States; and

•	The Committee discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors’ independence.

Based on the Committee’s discussions with management, the director of internal audit, and Ernst & Young LLP, and the Committee’s review of the representation of management and the report of Ernst & Young LLP to the Committee, the Committee has approved the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE,

Michael E. Patrick, Chairman

Lamar Norsworthy

Bruce W. Wilkinson

Principal Accounting Firm Fees

The following table sets forth the U.S. dollar equivalent fees billed or to be billed by the Company’s principal accounting firm, Ernst & Young LLP, for services rendered for the years ended December 31, 2002 and 2001.

	Year ended December 31,
	2002	2001

Audit Fees	$865,600	$765,000

Audit-Related Fees:
Internal audit services	74,200	321,800
Non-audit accounting consultations and other	52,900	55,800

	127,100	377,600

Tax Fees:
Tax compliance, consulting and advisory services	425,700	312,600

All Other Fees:
Other permitted advisory services	3,900	71,500

Total	$1,422,300	$1,526,700

The Audit Committee has considered whether the provision of services, other than audit services, is compatible with maintaining the accounting firm’s independence. Effective June 2002, the Company discontinued the use of Ernst & Young LLP for internal audit services and engaged PricewaterhouseCoopers LLP for these services.

Stock Ownership Guidelines

The Company established stock ownership guidelines for its directors, officers and certain key employees in 1996. The Board adopted these guidelines in order to align the economic interests of the directors, officers and certain key employees of the Company with those of all stockholders and further focus the future direction of the Company on enhancing stockholder value. Under these guidelines, within three years of their election, outside directors are expected to own $100,000 worth of the Company’s Common Stock, and within three years of employment, officers and certain key employees, a total of 36 persons, are expected to own Common Stock having a market value between one and five times their base salary, depending on their job category.

Directors’ Compensation

The following table displays the components of outside director compensation. Employee directors receive no compensation for serving on the Board or its Committees.

COMPENSATION	AMOUNT/NUMBER

Annual Board Retainer	$30,000
Annual Option Grant	6,000 shares
Annual Committee Chair Retainer	$5,000
Board/Committee Meeting Fee	$1,000

Options granted to non-employee directors pursuant to the Annual Option Grant have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, become fully exercisable on the first anniversary of the effective date of the grant, and expire five years after the effective date of the grant, subject to prior termination, all pursuant to the terms of the Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors (the “Directors’ Plan”), approved at the 1999 Annual Meeting of Stockholders. The effective date for the Annual Option Grant for 2002 and 2003 was and will be the date of the Annual Meeting of Stockholders for each of these years, respectively. The exercise price for the 2002 Annual Option Grant is $57.17. The maximum number of shares to be issued under the Directors’ Plan and the number of shares subject to option are subject to adjustment in the event of stock splits or other changes in the Company’s capital structure.

Under the Directors’ Deferred Compensation Plan, each non-employee director serving on the board for five or more years and who (i) does not stand for reelection in accordance with the Company policy of not doing so after reaching age 70 or because he or she was not recommended by the Board, (ii) is not reelected by the stockholders, or (iii) dies while a director, will earn a benefit equal to five times the annual retainer in effect for directors at the time of termination of his or her board service. The benefit will be paid in a lump sum when he or she ceases to be a director.

Outside directors are, from time to time, permitted to make use of aircraft leased by the Company. The income attributed to outside directors in 2002 for such use was: $4,428 for Mr. Avery and $2,434 for Mr. Ross. The cost of travel to the Company’s annual offsite Board meeting for a director’s spouse or companion, and any resulting income tax liability, is reimbursed by the Company.

The Nominees and Continuing Directors

The names of the nominees for director and of the continuing directors, their principal occupations during the past five years, other directorships held, and certain other information are set out below, in order of their classification.

NOMINEES STANDING FOR ELECTION

CLASS II—TERM ENDS 2006 (IF ELECTED)

NATHAN M. AVERY

Director since 1995. Age 68. He was Chairman of the Board and Chief Executive Officer of Galveston-Houston Company, a company specializing in the manufacturing of products to serve the energy and mining industries, from 1972 to December 2000, when it was sold to Komatsu, Ltd. He was also Chairman of the Board and Chief Executive Officer of TransCoastal Marine Services, Inc., a marine construction company, from 1998 to 2000. Prior to that he was Chairman of the Board of Directors of Bettis Corporation, an actuator company, until 1996, when Bettis Corporation merged with Daniel Industries, Inc., and was a director and member of the Executive Committee of Daniel Industries until June 1999, when Daniel Industries merged with Emerson Electric Co.

C. BAKER CUNNINGHAM

Director since 1996. Age 61. Chairman of the Board, President and Chief Executive Officer of Belden Inc., a wire, cable and fiber optic products manufacturing company, since 1993. He served in positions of increasing responsibility with Cooper Industries, Inc., a diversified manufacturer, marketer and seller of electrical products, tools and hardware from 1970 to 1993, including Executive Vice President, Operations from 1982 to 1993.

SHELDON R. ERIKSON

Chairman of the Board of the Company since 1996, President and Chief Executive Officer and director since 1995. Age 61. He was Chairman of the Board from 1988 to 1995, and President and Chief Executive Officer from 1987 to 1995, of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing and off-shore drilling. He is a director of Spinnaker Exploration Company. He also serves on the boards of directors of the National Petroleum Council, the American Petroleum Institute and the National Association of Manufacturers, and is Chairman of the Board of the Petroleum Equipment Suppliers Association.

DIRECTORS CONTINUING IN OFFICE

CLASS III—TERM ENDING 2004

LAMAR NORSWORTHY

Director since 2001. Age 56. Chairman of the Board and Chief Executive Officer of Holly Corporation, an independent petroleum refiner, since 1988. He is a director of Zale Lipshy University Hospital and a member of the Board of Visitors of M.D. Anderson Cancer Center.

MICHAEL E. PATRICK

Director since 1996. Age 59. Vice President and Chief Investment Officer of Meadows Foundation, Inc. since 1995. He is a director of BJ Services Company and the RGK Foundation.

CLASS I—TERM ENDING 2005

DAVID ROSS III

Director since 1995. Age 62. Adjunct professor and member of the Board of Overseers of the Jesse H. Jones Graduate School of Administration at Rice University since 1979. From 1987 until 1993, he was Chairman and Chief Executive Officer of the Sterling Consulting Group, a firm providing analytical research, planning and evaluation services to companies in the oil and gas industry. Between 1984 and 1987, he was a principal in the Sterling Group, a firm engaged in leveraged buyouts, primarily in the chemical industry, and Camp, Ross, Santoski & Hanzlik, Inc., which provided planning and consulting services to the oil and gas industry.

BRUCE W. WILKINSON

Director since 2002. Age 58. Chairman of the Board and Chief Executive Officer since August 2000, and President and Chief Operating Officer from May 2000 to July 2000, of McDermott International, Inc. He was a Principal of Pinnacle Equity Partners, L.L.C. (a private equity group) from May 1999 to April 2000; Chairman and Chief Executive Officer of Chemical Logistics Corporation (a company formed to consolidate chemical distribution companies) from April 1998 to April 1999; President and Chief Executive Officer of Tyler Corporation (a diversified manufacturing and service company) from April 1997 to October 1997; Interim President and Chief Executive Officer of Proler International, Inc. (a ferrous metals recycling company) from July 1996 to December 1996; and Chairman and Chief Executive Officer of CRSS, Inc. (a global engineering and construction services company) from October 1989 to March 1996.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 1, 2003, unless otherwise noted, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission (“SEC”)) by each current director, by each executive officer named in the Summary Compensation Table included herein who is not also a director, and by all directors and executive officers as a group. For information regarding the Company’s stock ownership guidelines for directors and executive officers, see “Information Concerning the Board of Directors—Stock Ownership Guidelines.”

Directors	Number of Shares of Common Stock Owned		Number of Shares That May Be Acquired By Options Exercisable Within 60 Days (1)(2)	Percent of Class

Nathan M. Avery	2,296	(3)	35,160	*
C. Baker Cunningham	12,846		41,160	*
Sheldon R. Erikson	607,970	(4)	813,675	2.6
Lamar Norsworthy	3,500		16,290	*
Michael E. Patrick	2,000		32,200	*
David Ross III	9,796		41,160	*
Bruce W. Wilkinson	0		0	*
Executive Officers Named in the Summary Compensation Table Other Than Those Listed Above:
Thomas R. Hix (5)	122,778	(4)	363,429	*
Franklin Myers	39,493	(4)	107,721	*
A. John Chapman (5)	18,357	(4)	125,240	*
William C. Lemmer	5,603	(4)	100,005	*
All directors and executive officers as a group (16 persons including those named above)	909,051	(4)	1,979,471	5.3

*	Indicates ownership of less than one percent of Common Stock outstanding.

(1)	As defined by the SEC, securities beneficially owned include securities that the above persons have the right to acquire at any time within 60 days after March 1, 2003.

(2)	Includes shares under options in lieu of fees or salaries that have been earned pursuant to either (i) waiver of directors’ fees by the directors or (ii) waiver of salary by executive officers. Such options are not forfeitable or cancelable, expire five years from the effective date and become exercisable one year from effective date.

(3)	Includes 2,170 shares owned by family members as to which beneficial ownership is disclaimed.

(4)	Includes shares held in the Cooper Cameron Corporation Retirement Savings Plan as of December 31, 2002.

(5)	Mr. Chapman and Mr. Hix retired on January 3, 2003.

EXECUTIVE COMPENSATION

Compensation and Governance Committee Report On Executive Compensation

General

The Compensation and Governance Committee of the Board of Directors (the “Committee”) supervises and administers the compensation and benefits policies, practices and plans of the Company pursuant to a written charter which is available on the Company’s website. The Committee has been created by the Board to, among other things, assist the Board in the discharge of its responsibilities with respect to compensation of executive officers. The principal functions of the Committee with respect to executive compensation include:

•	establishing the Company’s overall compensation policy, including compensation philosophy and strategy, short- and long-term incentive plans and programs, stock ownership plans and employee benefit plans, and making recommendations to the Board regarding those plans and programs;

•	reviewing and recommending to the Board the compensation and benefits to be paid or provided to the Board of Directors;

•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, and evaluating the performance of, and setting the compensation to be paid to, the Chief Executive Officer as well as that to be paid to the other executive officers; and

•	reviewing and recommending to the Board employment agreements, termination agreements and severance policies and agreements.

The Company’s primary objective is to increase stockholder value over time by developing executive compensation policies which are consistent with and linked to the Company’s strategic business objectives. It is the policy of the Committee to compensate executive officers based on their responsibilities and experience, the achievement of specific business objectives and established goals and the Company’s long-term performance. The Committee has received advice from a compensation consulting firm as to comparable compensation for executives similarly situated as part of the Committee’s analysis. The compensation of the Chief Executive Officer and the other executive officers consists of a base salary, an annual cash bonus opportunity and stock option awards.

Base Salary and Annual Incentive Awards

Each of the Company’s executive officers receives a base salary, and has an opportunity to earn an annual cash bonus under the Company’s Management Incentive Compensation Plan (the “MICP”). Decisions regarding base salaries are made based upon individual performance, job responsibilities, experience and competitive practice determined by compensation surveys. The Committee’s policy is to provide competitive base salaries taking into account peer industry practices and place a significant portion of targeted total annual compensation at risk tied to performance-based MICP objectives. The MICP is designed to motivate and reward key management employees whose efforts impact the performance of the Company and its divisions and subsidiaries through the achievement of financial performance targets and, in some instances, individual performance objectives. The Committee is responsible for approving the financial performance targets that are used to determine awards made under the MICP. Performance targets are based upon proposals submitted to the Committee by the Chief Executive Officer which, in turn, reflect the Company’s annual operating plan. The targets which may be used under the MICP by the Committee include: earnings before interest, taxes, depreciation and amortization (“EBITDA”); return on equity (“ROE”); return on sales; return on capital; cash flow; earnings; bookings; revenues; return on net capital employed (“RONCE”); stock price performance; and economic value added (“EVA”). A target award percentage of base or peer industry median salary is established for each position eligible to participate in the MICP. Annual incentives were awarded to 269 eligible employees for 2002 performance. The Committee is mindful of the unusual variances that occur in today’s financial arena in running corporations such as the Company. The Committee may take into account unusual items when applying the MICP targets to the actual results. Such items would include acquisitions, divestitures, recapitalizations, restructurings and other similar unforeseeable events. The Committee also considers industry-wide market conditions and peer performance.

Long-Term Incentives

It is the policy of the Board to provide executives with incentives that are tied to the long-term performance of the Company. For this purpose, the Committee has granted stock options to the named executive officers and other executive officers pursuant to the Company’s Long-Term Incentive Plan. The Committee determined the number of options granted to each individual based on actual compensation. The stock options were granted with an exercise price equal to fair market value on the date of grant. The options have a ten-year term and generally vest, or become exercisable, in increments of one-third per year and are fully vested at the end of the first three years after the grant date. From time to time, stock options with a longer vesting period are awarded when retention is a key consideration. In addition, in 2002 and prior years, executive officers were permitted to elect to receive stock options in lieu of all or a portion of their annual salary. The options granted in lieu of salary vested and became fully exercisable at the end of the year for which they were awarded and have a four-year exercise period thereafter.

The Committee has determined that the Options in Lieu of Salary Program has fulfilled its intended purpose of encouraging the executive officers to substantially invest in the stock’s performance, thereby linking the executives’ personal interests to the interests of the Company and its stockholders, and has recommended to the Board, which concurred, that the Options in Lieu of Salary Program be discontinued at the end of 2002.

Compensation of the CEO

Mr. Erikson currently has a base salary of $720,000, which the Committee, based on a review of the compensation levels of chief executive officers of companies of comparable size in similar businesses, believes to be at or below the median salary level of such executives. He also received a bonus in the amount of $573,930 for 2002. For 2003, Mr. Erikson is eligible to receive a bonus based on a formula which targets 100 percent of his peer industry median salary and adjusts it to reflect Company performance, primarily against EBITDA and ROE targets established by the Committee. Mr. Erikson elected to convert the equivalent of one year’s base salary to stock options under the Options in Lieu of Salary Program for each of the years from 1995 through 1999 and for the years 2001 and 2002. The number of options granted to Mr. Erikson under this program for 2002 was 95,455. These options became fully exercisable at the end of 2002.

The Committee believes that the total options awarded to Mr. Erikson under the Long-Term Incentive Plan are competitive with options granted to CEOs of comparable companies. Through the stock option award, a large percentage of Mr. Erikson’s compensation is tied directly to corporate performance and return to stockholders.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of annual compensation that may be deducted by the Company in any year with respect to the Company’s Chief Executive Officer and each of its other four most highly compensated executive officers. Certain performance-based compensation approved by stockholders is not subject to this deduction limitation, and is, therefore, deductible.

Options granted under the Company’s Long-Term Incentive Plan and bonuses paid pursuant to the Management Incentive Compensation Plan generally will qualify as performance-based compensation and should be deductible. The Company intends to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, and, therefore, the Committee and/or the Board may from time to time, in circumstances it deems appropriate, award compensation in addition to these option grants and bonus payments that may not be deductible.

Summary

The Committee believes that the total executive compensation program should link compensation to corporate and individual performance. The Committee will continue to review the compensation of the CEO and other executive officers on an annual basis.

COMPENSATION AND GOVERNANCE COMMITTEE,

David Ross III, Chairman

Nathan M. Avery

C. Baker Cunningham

Stockholder Return Performance Graphs

Five-Year Graph

The line graph below shows the cumulative total stockholder return on the Company’s Common Stock from December 31, 1997 to December 31, 2002, and compares it, over the same period of time, with the cumulative total return of the Standard & Poor’s Composite-500 Stock Index and a Peer Group selected by the Company. The Peer Group includes Baker Hughes Incorporated, BJ Services Company, Halliburton Company, Schlumberger Limited, Smith International, Inc. and Weatherford International, Inc. In each case, cumulative total return is calculated assuming a fixed investment of $100 on December 31, 1997, and the returns on the graph represent the value that each of these investments would have had at the end of each year shown.

	Dec. 31, 1997	Dec. 31, 1998	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002
Cooper Cameron	100.00	40.16	80.23	108.30	66.16	81.67
S&P 500	100.00	126.67	151.40	136.05	118.31	90.66
Peer Group	100.00	49.37	76.39	111.05	80.86	79.59

Life	of Company Graph

The line graph below shows the cumulative total stockholder return on the Company’s Common Stock from July 5, 1995, when trading in the Company’s Common Stock commenced following the Company becoming an independent, publicly traded entity, to December 31, 2002, and compares it, over the same period of time, with the cumulative total return of the same two indices used for the Five-Year Graph, calculated in the same manner and representing the value that each of these investments would have had at the end of each year shown.

	July 5, 1995	Dec. 31, 1995	Dec. 31, 1996	Dec. 31, 1997	Dec. 31, 1998	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002
Cooper Cameron	100.00	176.40	380.12	606.21	243.48	486.34	656.52	401.09	495.11
S&P 500	100.00	112.55	135.35	177.33	224.62	268.47	241.25	209.79	160.77
Peer Group.	100.00	128.26	193.73	299.70	146.97	227.40	330.56	240.71	236.92

Executive Compensation Tables

The following table presents information for the last three years concerning compensation paid to, or accrued for, the Chief Executive Officer and the other four most highly compensated executive officers of the Company during the last year (such officers other than the Chief Executive Officer, collectively referred to as the “other named executive officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards (1)
Name and Principal Position	Year	Salary $ (2)	Bonus $	Other Annual Compensation $		Securities Underlying Options/SARs #	All Other Compensation $ (3)

Sheldon R. Erikson	2002	0	573,930	136,135	(4)	196,000	39,789
Chairman, President and	2001	0	672,146	*	(5)	353,594	33,941
Chief Executive Officer	2000	525,000	627,394	106,784	(4)	705,433	66,566
Thomas R. Hix	2002	0	120,935	76,257	(4)	0	3,649
Senior Vice President	2001	0	163,471	*	(5)	104,697	8,099
of Finance and Chief	2000	265,000	151,716	69,412	(4)	257,408	25,154
Financial Officer (6)

Franklin Myers	2002	0	118,107	75,246	(4)	96,551	2,853
Senior Vice President	2001	0	132,390	*	(5)	106,293	1,032
of Finance and Chief	2000	265,000	0	85,036	(4)	91,555	22,774
Financial Officer (6)
A. John Chapman	2002	0	127,955	*	(5)	0	12,253
Vice President (7)	2001	170,000	222,700	*	(5)	76,848	19,072
	2000	200,000	212,835	*	(5)	33,951	14,443

William C. Lemmer	2002	257,000	84,286	*	(5)	52,000	18,995
Vice President, General	2001	145,000	114,430	*	(5)	35,000	12,860
Counsel & Secretary	2000	235,000	105,985	*	(5)	33,702	27,567	(8)
(1)	Columns dealing with “Restricted Stock Awards” and “LTIP Payouts” have been omitted since no restricted stock awards or LTIP payouts were awarded to the named executives.
(2)	Under the Cooper Cameron Stock Options in Lieu of Salary Program, which has been discontinued as of the end of 2002, certain named officers elected to receive a percentage of base pay in non-qualified stock options under the Company’s Long-Term Incentive Plan (“LTIP”) for 2001 and 2002. The 2002 salaries for the named executive officers who so elected were: Mr. Erikson, $630,000; Mr. Hix, $295,000; Mr. Myers, $288,000; and Mr. Chapman, $230,000. The 2001 salaries for the named executive officers who so elected were Mr. Erikson, $600,000; Mr. Hix, $280,000; Mr. Myers, $275,000; Mr. Chapman, $220,000; and Mr. Lemmer, $245,000.
(3)	The figures in this column for 2002, 2001 and 2000 include the Company’s contributions to the Cooper Cameron Corporation Retirement Savings Plan, the Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan and amounts paid by the Company for excess life insurance and basic life premiums.
(4)	These figures include cash or deferred payments for loss of benefits due to participation in the Options in Lieu of Salary Program and income attributable to personal use of aircraft leased by the Company. For Mr. Erikson, this figure includes $78,059 in payments for lost benefits and $42,631 attributable to aircraft usage in 2002.
(5)	Perquisites and other personal benefits paid or distributed did not exceed the lesser of $50,000 or 10 percent of this individual’s total salary and bonus.
(6)	Mr. Hix retired from the Company effective January 3, 2003 and Mr. Myers was elected Senior Vice President of Finance and Chief Financial Officer as of that date. Prior to that date, Mr. Myers served as Senior Vice President in charge of acquisitions and divestments.
(7)	Mr. Chapman retired from the Company effective January 3, 2003.
(8)	Included in this amount is reimbursement for relocation expense of $12,140.

The following table presents information concerning the grant of options during 2002 to the Chief Executive Officer and the other named executive officers.

OPTION/SAR GRANTS IN 2002

	Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (number of shares)(1)		Percent of Total Options Granted to Employees in 2002	Exercise or Base Price Per Share ($) (2)	Expiration Date	Grant Date Present Value ($)(3)

Sheldon R. Erikson	196,000		11.91	46.91	11/14/12	3,317,359
Thomas R. Hix	0
Franklin Myers	75,000		4.56	46.91	11/14/12	1,269,398
	9,152	(4)	.56	45.25	10/9/08	149,418
	12,399	(4)	.75	51.39	11/15/11	229,899
A. John Chapman	0
William C. Lemmer	52,000		3.16	46.91	11/14/12	880,116
(1)	These shares were granted under the Company’s Long-Term Incentive Plan.
(2)	The exercise price of each option is equal to the fair market value of the Company’s shares on the date of grant of the option. The exercise price may be paid in cash, or, in certain instances, by tendering already owned Cooper Cameron Common Stock having a fair market value on the date of exercise equal to the exercise price, except as noted in footnote (4).
(3)	The grant date present value is determined using the Black-Scholes option pricing model assuming an expected stock price volatility of 47.6%, a risk-free interest rate of 2.4 percent, a weighted average expected option life of 3.3 years (or remaining time to expiration, if shorter) and no dividend yield. The actual value, if any, that may be realized will depend on the market price of the Company’s Common Stock on the date of exercise. The dollar amounts shown are not intended to forecast possible future appreciation in the Company’s stock price.
(4)	These shares were granted under the reload feature of the Long-Term Incentive Plan and vested in full on the date of grant. The exercise price of each option is equal to the closing price on the New York Stock Exchange of the Company’s shares on the day preceding the date of grant.

The following table presents information concerning exercises of stock options during 2002 and the unexercised options held at the end of 2002 by the Chief Executive Officer and the other named executive officers.

AGGREGATED OPTION/SAR EXERCISES IN 2002

AND 12/31/2002 OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at 12/31/02 (#)		Value of Unexercised In-the-Money Options/SARs at 12/31/02 ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Sheldon R. Erikson	0	0	869,668	470,788	3,207,681	4,351,294
Thomas R. Hix	0	0	400,876	98,563	1,849,097	1,424,604
Franklin Myers	31,682	612,102	64,085	153,830	345,198	1,512,869
A. John Chapman	19,333	620,725	90,392	72,614	669,878	1,057,103
William C. Lemmer	0	0	101,236	83,466	772,069	543,781
(1)	Values are based on the difference between the exercise price and the closing price of $49.82 per share of Common Stock on the New York Stock Exchange on the last trading day of 2002.

The following table presents information concerning the estimated annual retirement benefits payable to the Chief Executive Officer and the other named executive officers under the Cooper Cameron Corporation Retirement Plan upon retirement at age 65.

PENSION PLAN TABLE

Name	Year Individual Reaches Age 65	Annual Estimated Benefit at Age 65 ($)
Sheldon R. Erikson	2006	89,967
Thomas R. Hix	2012	61,027
Franklin Myers	2017	96,894
A. John Chapman	2006	43,558
William C. Lemmer	2009	29,345

For each of the individuals shown in the Summary Compensation Table, the table above shows the year each attains age 65 and the projected annual pension benefit at age 65. The retirement benefit is based on a cash balance formula whereby the balance is increased each year by interest and salary credit. The salary credit is 4% of the executive’s annual compensation up to the Social Security Wage Base and 8% for compensation over the Wage Base. The annual pension benefit is the annuity which can be provided by the cash balance account at retirement. The calculation is based on the following assumptions: benefits paid on a straight-life annuity basis; the current mortality table and an interest rate of 5.81% used in the conversion from the account balance to an annuity; year 2002 compensation projected each year based on the age-weighted salary scale used in the actuarial valuations (ranging from 3.0% to 7.0% in these calculations); an assumed 2.5% per annum increase in the Social Security Wage Base; and the year 2002 interest crediting rate of 4.63%. Amounts under the Cooper Cameron Corporation Supplemental Excess Defined Benefit Plan are included in the Annual Estimated Benefit. Projected annual benefits change each year to reflect actual compensation and, in some years, changes in assumptions.

Employment, Termination and Change of Control Arrangements

The Company has employment agreements containing certain termination and/or severance provisions with Messrs. Erikson and Myers. The Company also has an Executive Severance Policy for and Change of Control Agreements with other executive officers including Mr. Lemmer.

The agreements with Messrs. Erikson and Myers provide for specific terms of employment, including base salary, bonus and benefits over specified periods of time and for severance benefits and certain benefits should a Change of Control, as defined below, occur. The agreements were unanimously approved by the independent members of the Board of Directors.

The agreement between the Company and Mr. Erikson has a term of three years, which is automatically extended on a monthly basis. The agreement provides that Mr. Erikson will: continue to receive an annual salary of not less than his current salary, which is $720,000 a year, and a bonus as provided under the Company’s Management Incentive Compensation Plan or any other bonus plan adopted by the Board of Directors for executive officers; will participate in Cooper Cameron Corporation’s Retirement Plan (a defined benefit plan) and the Long-Term Incentive Plan; and be eligible to participate in the Cooper Cameron Corporation Retirement Savings Plan (a defined contribution plan), the Employee Stock Purchase Plan and any other plans generally available to employees of the Company during his employment. The agreement between the Company and Mr. Myers has substantially the same terms as those described above for Mr. Erikson, except that this agreement has a term of one year, which is automatically extended on a yearly basis. The agreement provides that Mr. Myers will continue to receive an annual salary of not less than his current salary, which is $313,000.

If either of these executives terminates due to death, retirement, disability or without Good Reason, as defined below, or is terminated by the Company for cause, no salary or other benefits are payable under the agreements. However, if termination occurs by discharge without cause or by the executive with Good Reason, Mr. Erikson is entitled to an amount equal to three times the sum of: the highest base pay during any of the last three years (or its equivalent if paid in compensation other than cash); the higher of the maximum bonus award that he could earn during the current year or the highest bonus he received during any of the three preceding years; and, the value at the time of grant of the highest stock option award he received during any of the five preceding years. Mr. Myers is entitled to two times base salary and bonus calculated in the same manner as in Mr. Erikson’s agreement. They are also entitled to certain other payments relating to benefit plans applicable to all employees. “Good Reason” for termination includes any of the following events which occur without employee consent: a change in status, title(s) or position(s) as an officer of the Company which is not a promotion; a reduction in base salary; termination of participation in an ongoing compensation plan; relocation; failure of a successor of the Company to assume the agreement; termination by the Company other than as provided in the agreement; prohibition from engaging in outside activities permitted by the agreement; or any continuing material default by the Company in the performance of its obligations under the agreement.

The agreements with Messrs. Erikson and Myers also provide for certain benefits in the event of a Change of Control. Each of these officers is entitled under the agreements to accelerated vesting of options granted under the Company’s Long-Term Incentive Plan and to tender shares of Common Stock to the Company, including those acquired by the exercise of stock options following an accelerated vesting, in proportion to the total number of shares actually tendered and at the tender offer price or fair market value of any exchange security. Each of these officers is also entitled under the agreements to tender to the Company options, including those accelerated, in exchange for an amount equal to the Black-Scholes value of such options using the highest such valuation during the one-year period prior to the Change of Control. If Mr. Myers is discharged without cause or resigns for Good Reason in conjunction with, and within two years of, a Change of Control, he is, in lieu of his termination benefits summarized above, entitled to a severance package which includes a payout equal to three times his base salary, bonus, and option grant, each calculated in accordance with the same provisions as found in Mr. Erikson’s agreement described above. These agreements also provide that if any payments made to the executive officer would cause the executive officer to be subject to an excise tax because the payment is a “parachute payment” (as defined in the Internal Revenue Code), then the Company will pay the executive officer an excise tax premium in a sufficient amount to make the executive officer whole with respect to any additional tax that would not have been payable but for the excise tax provision. A “Change of Control” of the Company will occur for purposes of these agreements if (i) any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s outstanding voting securities, other than through the purchase of voting securities directly from the Company through a private placement; (ii) the current members of the Board, or subsequent members approved by two-thirds of the current members, no longer comprise a majority of the Board; (iii) the Company is merged or consolidated with another corporation or entity and the Company’s stockholders own less than 80% of the outstanding voting securities of the surviving or resulting corporation or entity; (iv) a tender offer or exchange offer is made and consummated by a person other than the Company for the ownership of 20% or more of the Company’s voting securities; or (v) there has been a disposition of all or substantially all of the Company’s assets.

The Executive Severance Policy for other senior level executives, including Mr. Lemmer, sets forth certain salary and benefit rights in the event of the termination of employment. The Executive Severance Policy provides for salary and benefit continuation of 12 months for a covered executive if his or her employment with the Company is terminated by the Company for any reason other than cause.

The Change of Control agreements with six other executive officers, including Mr. Lemmer, entitle the executive to substantially the same benefits provided to Mr. Myers under his employment agreement in the event of a Change of Control, except that under these agreements a Change of Control resulting from a merger or consolidation does not occur unless the Company’s stockholders own less than 60% of the outstanding voting securities of the surviving or resulting corporation or entity.

OTHER BUSINESS

The Board does not know of any business that will properly come before the Meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxies.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners

The following table lists the stockholders known by the Company to have been the beneficial owners of more than five percent of the Common Stock outstanding and entitled to be voted at the Meeting as of December 31, 2002:

Name and Address of Beneficial Owner	Shares of Common Stock	Percent of Common Stock

FMR Corp. (1)	7,791,729	14.335
82 Devonshire Street
Boston, MA 02109-3614
J.P. Morgan Chase & Co. (2)	3,945,367	7.2
270 Park Ave.
New York, NY 10017
Neuberger Berman, Inc. (3)	3,390,651	6.24
605 Third Ave.
New York, NY 10158
(1)	According to a Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) by FMR Corp., as of December 31, 2002, Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 7,769,600 shares or 14.294% of Common Stock. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 7,769,600 shares owned by the Funds, but neither FMR Corp nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 21,940 shares or 0.040% of Common Stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 21,940 shares and sole power to vote or to direct the voting of 21,940 shares of common stock owned by the institutional account(s). Geode Capital Management, LLC, a Delaware limited liability company, is the beneficial owner of 189 shares or 0.000% of the outstanding common stock of the Company. Geode LLC is wholly-owned by Fidelity Investors III Limited Partnership, a Delaware limited partnership, and is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.
(2)	According to a Schedule 13G/A filed with the SEC by J.P. Morgan Chase & Co., dated February 10, 2003, J.P. Morgan Chase had sole voting power over 3,033,696 shares of Common Stock, shared voting power over 29,262 shares, sole dispositive power over 3,723,701 shares and shared dispositive power over 162,330 shares.
(3)	According to a Schedule 13G/A filed with the SEC by Neuberger Berman, Inc., dated February 12, 2003, Neuberger Berman had sole voting power over 1,277,773 shares of Common Stock, shared voting power over 1,126,430 shares, sole dispositive power over zero shares and shared dispositive power over 3,390,651 shares. In addition, employee(s) of Neuberger Berman, LLC and Neuberger Berman Management, Inc. own 44,300 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 requires directors and executive officers of the Company, and persons who own more than ten percent of the Company’s Common Stock, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership on Form 3 and changes in such ownership on Forms 4 and 5. Based on its review of the copies of such reports, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 2002, its directors, executive officers and stockholders with holdings greater than ten percent complied with all applicable filing requirements.

Stockholder Nominations and Proposals for the 2004 Annual Meeting

In order for a stockholder to be eligible to submit a nomination or proposal to the Meeting the stockholder must (1) be a stockholder of record when submitting a nomination or proposal and on the record date, and (2) comply with the Company Bylaw provisions on timely notice and proper form.

The Bylaws, in their pertinent parts, provide:

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders [May 8, 2003], [and]

To be in proper written form, a stockholder’s notice to the Secretary [of a director nomination] must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be in proper written form, a stockholder’s notice [of a proposal] to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Stockholder Proposals for Inclusion in the 2004 Proxy Statement

Stockholders’ proposals intended to be included in the Company’s 2004 Proxy Statement and presented at the 2004 Annual Meeting should be sent by certified mail, return receipt requested, and must be received by the Secretary of the Company at its principal executive offices on or before November 24, 2003, in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. In order to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1%, of the Company’s securities, beneficially or of record, entitled to be voted on the proposal at the meeting for at least one year by the date the proposal is submitted. The stockholder must continue to hold those securities through the date of the meeting. Additionally, the proposal must meet the requirements for stockholder proposals set out in the preceding section and the proxy rules of the Securities and Exchange Commission.

SOLICITATION OF PROXIES

The Company has provided proxy materials to banks, brokers, and other financial fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of Common Stock. In addition, solicitation of proxies may be made by directors, officers or employees of the Company. The cost of soliciting proxies and related services will be borne by the Company.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON

FORM 10-K

We are mailing you our 2002 Annual Report to Stockholders with this proxy statement. Additional copies of Cooper Cameron’s Annual Report to Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2002 are available without charge from our Investor Relations Department, 1333 West Loop South, Suite 1700, Houston, Texas 77027, 713-513-3300. Our SEC filings, including our 2002 Form 10-K, are available online, at no charge, at www.coopercameron.com, News & CCC Info, SEC filings, or through the Securities and Exchange Commission’s website at www.sec.gov.

By Order of the Board of Directors,

William C. Lemmer

Vice President, General Counsel and Secretary

APPENDIX A

SIXTH AMENDMENT TO

COOPER CAMERON CORPORATION

LONG-TERM INCENTIVE PLAN

as Amended and Restated

(November 2002)

WHEREAS, COOPER CAMERON CORPORATION (the “Company”) has heretofore adopted the COOPER CAMERON CORPORATION LONG-TERM INCENTIVE PLAN (the “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows, effective as of May 8, 2003:

1.	The number “14,500,000” shall be substituted for the number “13,000,000” in the first and last sentences of Section 4.1 of the Plan.

2.	As amended hereby, the Plan is specifically ratified and reaffirmed.

A-1

APPENDIX B

COOPER CAMERON CORPORATION

LONG-TERM INCENTIVE PLAN

As Amended and Restated

(November 2002)

1.    Purpose

The purpose of the Cooper Cameron Corporation Long-Term Incentive Plan (the “Plan”) is to promote the long-term financial interests of Cooper Cameron Corporation (the “Company”), including its growth and performance, by encouraging employees of the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company to attract and retain employees of outstanding ability, and providing employees with an interest in the Company parallel to that of the Company’s stockholders. By encouraging Plan participants to achieve stated business objectives and become stockholders of the Company and by providing actual ownership through certain Plan awards, it is also intended that participants will view the Company from an ownership perspective and consider that their interests are aligned with those of the Company.

2.    Definitions

2.1    “Award” means any form of stock option, stock appreciation right, restricted stock award, performance share, performance award payable in stock or cash or cash granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise. Shares reserved for issuance under the Plan may also be used for awards under other incentive or award plans for the Company.

2.2    “Award Agreement” means a written agreement with respect to an Award between the Company and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

2.3    “Board” shall mean the Board of Directors of the Company.

2.4    “Change of Control” means the earliest date at which:

(i)	any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s outstanding Voting Securities, other than through the purchase of Voting Securities directly from the Company through a private placement; or

(ii)	individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board shall from and after such election be deemed to be a member of the Incumbent Board; or

(iii)	the Company is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 50% of the outstanding Voting Securities of the surviving or resulting corporation or entity shall then be owned by the former stockholders of the Company; or

(iv)	a tender offer or exchange offer is made and consummated by a Person other than the Company for the ownership of 20% or more of the Voting Securities of the Company then outstanding; or

(v)	all or substantially all of the assets of the Company are sold or transferred to a Person as to which (a) the Incumbent Board does not have authority (whether by law or contract) to directly control the use or further disposition of such assets and (b) the financial results of the Company and such Person are not consolidated for financial reporting purposes.

Anything else in this definition to the contrary notwithstanding, no Change of Control shall be deemed to have occurred by virtue of any transaction which results in you, or a group of Persons which includes you, acquiring more than 20% of either the combined voting power of the Company’s outstanding Voting Securities or the Voting Securities of any other corporation or entity which acquires all or substantially all of the assets of the Company, whether by way of merger, consolidation, sale of such assets or otherwise.

2.5    “Change of Control Price” means the higher of (i) the Fair Market Value on the date of determination of the Change of Control or (ii) the highest price per share actually paid for the Common Stock in connection with the Change of Control of the Company.

2.6    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7    “Committee” means the Compensation [and Governance] Committee of the Board, or such other committee designated by the Board to administer the Plan, provided that the Committee shall consist of two or more persons each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “disinterested person” within the meaning of Rule 16b-3 under the Exchange Act.

2.8    “Common Stock” means the Common Stock, par value $.01 per share, of the Company.

2.9    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.10    “Executive Officer” means an executive officer as set forth in Rule 3b-7 promulgated under the Exchange Act.

2.11    “Fair Market Value” of a share of Common Stock, as of any date, means the average of the high and low sales prices of a share of Common Stock as reported on the Stock Exchange composite tape on the applicable date, provided that if no sales of Common Stock were made on the Stock Exchange on that date, the average of the high and low prices as reported on the composite tape for the preceding day on which sales of Common Stock were made.

2.12    “Immediate Family” means, with respect to a Participant, the Participant’s spouse, children or grandchildren (including adopted and step children and grandchildren).

2.13    “Participant” means an officer or key employee of the Company or its subsidiaries who is selected by the Committee to participate in the Plan.

2.14    “Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder.

2.15    “Stock Exchange” means the New York Stock Exchange (“NYSE”) or, if the Common Stock is no longer included on the NYSE, then such other market price reporting system on which the Common Stock is traded or quoted designated by the Committee after it determines that such other exchange is both reliable and reasonably accessible.

3.    Administration

3.1    The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum shall be the acts of the Committee.

3.2    Subject to the provisions of the Plan, the Committee shall have the authority in its sole discretion to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to select the Participants; to determine the type of Awards to be made to Participants; to determine the shares, share units or units or cash subject to any Award and the terms, conditions and restrictions relating to any Award; to determine whether and to what extent, and under what circumstances any Award may be settled, cancelled, forfeited, exchanged, or surrendered; to waive or modify any condition applicable to an Award (other than a Performance Share or Performance Unit Award to Executive Officers if inconsistent with Section 162(m)); to make adjustments in the performance goals of an Award (i) in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (with respect to Awards made to Executive Officers, to the extent in accordance with Section 162(m), if applicable), or (ii) in response to changes in applicable laws, regulations, or accounting principles; to interpret the Plan, to establish, amend, and rescind any Administrative Policies; to determine the terms and provisions of any agreements entered into hereunder; and, to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive; provided, however, that no action shall be taken which will prevent the options granted under Section 11 or any Award granted under the Plan from meeting the requirements for exemption from Section 16(b) of the Exchange Act, or subsequent comparable statute, as set forth in Rule 16b-3 under the Exchange Act or any subsequent comparable rule; and, provided further, that no action shall be taken which will prevent Awards hereunder which are intended to provide “performance-based compensation,” within the meaning of Section 162(m) of the Code, from doing so.

3.3    In order to enable Participants who are foreign nationals or employed outside the United States, or both, to receive Awards under the Plan, the Committee may adopt such amendments, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

3.4    No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director and employee of the company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

4.    Shares Subject to the Plan

4.1    There shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 13,000,000 shares of Common Stock, subject to the adjustments provided for in Section 15 hereof. Shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, as the Company may from time to time determine. The Board of Directors and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and the Stock Exchange to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant (including where shares of Common Stock covered by an Award are used to satisfy tax withholding obligations pursuant to Section 15 of the Plan), or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3 issued pursuant to the Exchange Act. Common Stock related to Awards of stock options (i) for which the option exercise price is paid in shares of Common Stock, (ii) for which the option exercise price is paid in cash which is then used by the Company to repurchase shares of Common Stock in the market, or (iii) for which taxes have been paid in shares of common stock, shall also immediately become available for Awards hereunder; provided, however, once the 13,000,000 share aggregate plan limit is reached, incentive stock options within the meaning of section 422 of the Code may not be awarded under the Plan on the basis of such Common Stock which has so become available.

4.2    The maximum number of shares of Common Stock subject to Awards granted during any calendar year to any individual who is an Executive Officer shall not exceed 1,000,000 shares. Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code.

5.    Awards

Awards under the Plan may consist of: stock options (either incentive stock options within the meaning of Section 422 of the Code or non-statutory stock options), stock appreciation rights, restricted stock grants, performance shares, performance awards payable in stock or cash. Awards of restricted stock and performance shares may provide the Participant with dividends and voting rights or dividend equivalents prior to vesting (whether based on a period of time or based on attainment of specified performance conditions). The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement.

6.    Stock Options

6.1    Grants.    Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options (i.e., stock options which are not incentive stock options), or a combination of both, or any particular type of tax advantaged option authorized by the Code from time to time.

6.2    Terms and Conditions of Options.    An option shall be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee; provided, however, that no stock option, other than those granted under the Company’s option in lieu of salary program, shall fully vest in less than three years and no stock option shall be exercisable more than 10 years after the date of grant thereof. The option exercise price shall be established by the Committee, but such price shall not be less than the greater of par value or Fair Market Value on the date of the stock option’s grant subject to adjustment as provided in Section 14 hereof.

6.3    Restrictions Relating to Incentive Stock Options.    Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and limitations established by the Committee, comply with Section 422 of the Code.

6.4    Payment.    Upon exercise, a Participant may pay the option exercise price of a stock option in cash, shares of Common Stock, stock appreciation rights or a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of Common Stock or stock appreciation rights to exercise a stock option. The Committee may provide in an Award Agreement respecting a stock option that, if a Participant pays the option exercise price in shares of Common Stock, upon the date of such payment a new option shall be granted and the number of shares of Common Stock subject to such new option shall be equal to the number of shares of Common Stock tendered in payment (plus the number of any shares of Common Stock respecting the exercised option retained to satisfy any tax withholding obligations); provided that such new option shall not be exercisable in any event after the original term of the exercised option.

6.5    Additional Terms and Conditions.    The Committee may, by way of the Award Agreement or otherwise, establish such other terms, conditions or restrictions, if any, on any stock option award, provided they are consistent with the Plan. The Committee may condition the vesting of stock options on the achievement of financial performance criteria established by the Committee at the time of grant.

7.    Stock Appreciation Rights

7.1    Grants.    Awards may be granted in the form of stock appreciation rights (“SARs”). SARs shall entitle the recipient to receive a payment, in cash or shares of Common Stock or a combination of both, equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the Award Agreement to the Fair Market Value on the date of exercise or surrender. The price stated in the Award Agreement shall be not less than the Fair Market Value on the date of the SARs grant, except that if an SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value set forth in the Award Agreement shall be not less than the Fair Market Value of a share for such tandem or replaced stock option. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SAR’s”). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option.

7.2    Terms and Conditions of Tandem SARs.    A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable. Upon exercise of a Tandem SAR as to some or all of the shares covered in an Award, the related stock option shall be cancelled automatically to the extent of the number of SAR’s exercised, and such shares shall not thereafter be eligible for grant under Section 5 hereof.

7.3    Terms and Conditions of Freestanding SARs.    Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The base price of a Freestanding SAR shall be determined by the Committee; provided, however, that such price shall not be less than the Fair Market Value on the date of the award of the Freestanding SAR.

7.4    Deemed Exercise.    The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms is otherwise exercisable and, if so exercised, would result in a payment to the Participant.

7.5    Additional Terms and Conditions.    The Committee may, by way of Award Agreement or otherwise, determine such other terms, conditions and restrictions, if any, on any SAR Award, provided they are not inconsistent with the Plan.

8.    Restricted Stock Awards

8.1    Grants.    Awards may be granted in the form of restricted stock (“Restricted Stock Awards”). Restricted Stock Awards shall be awarded in such numbers and at such times as the Committee shall determine.

8.2    Award Restrictions.    Restricted Stock Awards shall be subject to such terms, conditions or restrictions as the Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or the financial performance of the Company. No restriction shall be waived without good reason, which would include, but not be limited to, a Change of Control. The period of vesting and the forfeiture restrictions shall be established by the Committee at the time of grant provided that no Restricted Stock Award shall have a vesting period of less than three years.

8.3    Rights as Shareholders.    During the period in which any restricted shares of Common Stock are subject to forfeiture restrictions imposed under the preceding paragraph, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded, all or any of the rights of a shareholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive dividends.

8.4    Evidence of Award.    Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates.

9.    Performance Awards

9.1    Grants.    Awards may be granted in the form of shares of Common Stock that are earned only after the attainment of predetermined performance goals during a performance period as established by the Committee (“Performance Shares”) or in the form of performance awards payable in shares or cash (“Performance Units”). The period of vesting shall not be less than one year.

9.2    Performance Criteria.    The Committee may grant an Award of Performance Shares or Performance Units to Participants as of the first day of each Performance Period. As used herein, the term “Performance Period” means the period during which a Performance Target is measured and the term “Performance Target” means the predetermined goals established by the Committee. A Performance Target will be established at the beginning of each Performance Period. No Performance Targets shall be waived without good reason, which would include, but not be limited to, a Change of Control. At the end of the Performance Period or one year from date of grant whichever is later, the Performance Shares or Performance Units, as the case may be, shall be converted into Common Stock (or cash or a combination of Common Stock and cash, as determined by the Award Agreement) and distributed to Participants based upon such entitlement. Award payments in respect of Performance Shares made in cash rather than the issuance of Common Stock shall not, by reason of such payment in cash, result in additional shares being available for reissuance pursuant to Section 4 hereof.

9.3    Performance Shares or Performance Units for Executive Officers.    Notwithstanding anything to the contrary contained in this Section 9, Performance Share or Performance Unit Awards shall be made to, and administered for, Executive Officers only in compliance with Section 162(m) of the Code. Performance criteria used in performance goals governing Performance Share and Performance Unit Awards to Executive Officers may include any or all of the following: (i) the Company’s return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels of the Company or any subsidiary or business segment of the Company, or any combination of the foregoing, (iii) cash flow or similar measure; (iv) total stockholder return; (v) changes in the market price of the Common Stock; or (vi) market share. The performance goals established by the Committee for each Performance Share or Performance Unit Award will specify achievement targets with respect to each applicable performance criterion. To the extent applicable, any such performance goal shall be determined in accordance with generally accepted accounting principles and reported upon by the Company’s independent accountants. Each Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance goals established by the Compensation [and Governance] Committee may be (but need not be) different for each Performance Period and different goals may be applicable to Awards to different Executive Officers. Payment shall be made with respect to a Performance Share or Performance Unit Award to an Executive Officer only after the attainment of the applicable performance goals has been certified by the Committee.

No Executive Officer may receive a Performance Share or Performance Unit payment with respect to any calendar year which exceeds $2,000,000 or, if greater, the Fair Market Value of 1,000,000 shares of Common Stock as of the payment date of such awards. If a Performance Period is longer than one year, the Performance Share or Performance Unit payment with respect to any calendar year which is partially or wholly included in the Performance Period shall be deemed to be a pro-rated portion of the Performance Share or Performance Unit payment with respect to the complete Performance Period. If two or more Performance Periods run concurrently during any calendar year, the Performance Share or Performance Unit payment with respect to such calendar year shall be deemed to be the aggregate of the allocable Performance Share payments with respect to each such Performance Period.

9.4    Additional Terms and Conditions.    The Committee may, by way of the Award Agreement or otherwise, determine the manner of payment of Awards of Performance Shares and Performance Units and other terms, conditions or restrictions, if any, on any Award of Performance Shares and Performance Units, provided they are consistent with the Plan.

10.    Dividends and Dividend Equivalents

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

11.    Deferrals and Settlements

The Committee may require or permit participants to elect to defer the issuance of shares or the settlement of Awards in cash under such Administrative Policies as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

12.    Termination of Employment

Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. Except as provided in Section 3.2 or 9.3, in the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant.

13.    Transferability and Exercisability

Awards granted under the Plan shall not be transferable or assignable other than: (i) by will or the laws of descent and distribution; or (ii) pursuant to a qualified domestic relations order (as defined by the Code); or (iii) with respect to Awards of nonqualified stock options, by transfer by a Participant to a member of the Participant’s Immediate Family, to a trust solely for the benefit of the Participant and his Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Participant and members of his Immediate Family. However, any Award so transferred shall continue to be subject to all the terms and conditions contained in the Award Agreement.

In the event that a Participant terminates employment with the Company to assume a position with a governmental, charitable, educational or other nonprofit institution, the Committee may subsequently authorize a third party, including but not limited to a “blind” trust, to act on behalf of and for the benefit of such Participant regarding any outstanding Awards held by the Participant subsequent to such termination of employment. If so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any distribution under the Plan upon the death of the Participant.

14.    Adjustments

14.1    The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

14.2    In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock issuable pursuant to each Award, (ii) the total number of shares reserved under the Plan, and (iii) the per share exercise price of the Awards shall each be proportionately adjusted to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board of Directors shall make appropriate adjustments to (1) the number of shares of Common Stock issuable pursuant to each Award and (2) the per share exercise price of the Awards to reflect such transaction. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall be authorized to issue or assume stock options by means of substitution of new options for previously issued options or an assumption of previously issued options as a part of such adjustment.

14.3    In addition to any other rights or privileges held by a holder with respect to an Award that is an option (including the provisions of Section 14.2), upon a Change of Control of the Company that results in the Company being merged into or consolidated with another entity, the holder shall have the right to exchange such option for a new option (“New Option”) that shall be issued according to the following:

(i)	The New Option shall be immediately exercisable;

(ii)	The New Option shall have a term equal to the remaining term of the LTIP Option it replaces (and shall be exercisable through such term);

(iii)	The New Option will give the holder the right to acquire shares of the publicly traded common equity of any successor (“Replacement Common Stock”) (in the event of two or more classes of common equity, the common equity used shall be determined by the Compensation [and Governance] Committee of the Board of Directors of the Company existing prior to a Change of Control);

(iv)	The exercise price used for the New Option (“New Exercise Price”) for acquiring a share of Replacement Common Stock shall be determined by dividing the aggregate value (as of the date of the Change of Control) equal to the merger or acquisition consideration paid or payable in the Change of Control, on a per share basis into the per share exercise price of the LTIP Option, and multiplying the result by the Replacement Common Stock closing price on its principal stock exchange on the day of the Change of Control, or if traded in the over-the-counter market and not on an exchange, the last bid price in such market;

(v)	The number of shares of Replacement Common Stock subject to the New Option shall be the number necessary, using the New Exercise Price, to provide an aggregate value to the holder (as of the date of the Change of Control) equal to the aggregate value of the LTIP Option being exchanged based on the merger or acquisition consideration paid or payable in the Change of Control on a per share basis;

(vi)	If there is no publicly traded common equity of the Company, or any successor or any direct or indirect parent of either, then the New Option shall be with respect to shares of the direct or indirect parent of the Company, and if no such parent then the Company, and if the Company no longer exists, then the successor to the Company.

14.4    The Board may determine, in connection with an event described in Sections 14.2 or 14.3, to provide with respect to Awards other adjustments, rights or privileges, including adjustments, rights or privileges that are alternatives to those provided in Sections 14.2 and 14.3, but unless such adjustments, rights or privileges are cumulative to those in Sections 14.2 and 14.3, they will be applicable only with the consent of the holder of an Award.

15.    Withholding Taxes

The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any shares of Stock or the payment of cash under the Plan. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by (i) having the Company retain the number of shares of Common Stock or (ii) tendering the number of shares of Common Stock, in either case, whose Fair Market Value equals the amount required to be withheld. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash, to or by the Participant, as the case may be.

16.    Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Restricted Stock Awards or any other Award payable in Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the Stock Exchange, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

17.    No Right to Continued Employment or Grants

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or its subsidiaries. Further, the company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18.    Change of Control

The Committee may authorize the Company to enter into change of control agreements which provide for, inter alia, the acceleration of vesting and for settlement, including cash payment, of an Award granted under the Plan upon or immediately before a Change of Control. Additionally the Committee shall have the discretion, exercisable at any time before a Change of Control, to provide for such vesting and settlement. However, the granting of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

19.    Amendment, Modification, Suspension or Termination

The Board may amend, modify, suspend or terminate this Plan for any purpose except that (i) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant’s consent, (ii) no amendment or alteration which would increase the number of shares available for issue under the Plan, change those eligible to be Participants under the Plan, or materially increase the benefits available under the Plan shall be effective prior to approval of such amendment or alteration by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote present at the meeting of the Company’s stockholders during which approval is sought and for which a quorum is present, and (iii) no amendment or alteration shall be effective prior to approval by the Company’s stockholders to the extent such approval is then required (a) pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents); or (b) otherwise required by applicable legal requirements.

20.    Governing Law

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

21.    Rights as Shareholder

Except as otherwise provided in the Award Agreement, a Participant shall have no rights as a shareholder until he or she becomes the holder of record. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

22.    Other Benefit and Compensation Programs

Unless otherwise specifically provided to the contrary in the relevant plan, program or practice, settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, program or practice or any severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

23.    Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights (unless otherwise determined by the Committee) of an unsecured general creditor of the Company.

24.    Use of Proceeds

The cash or proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall constitute general funds of the Company.

25.    Successors and Assigns

The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

26.    Effective Date

This Plan, became effective on May 3, 1995. Except as provided in Section 19, amendments to this Plan, shall be effective as of the date first approved by the Board of Directors of the Company, subject, when necessary, to the approval of the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at the first meeting of the Company’s stockholders at which directors are to be elected held after such Board approval. Subject to earlier termination pursuant to Section 19, the Plan shall have a term of 10 years from its effective date. After termination of the Plan, no future Awards may be granted, but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

27.    Interpretation

The Plan as applicable to certain employees is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply with respect to such employees.

Approved and Adopted Effective November 14, 2002

/s/ WILLIAM C. LEMMER
William C. Lemmer Vice President, General Counsel and Secretary

PROXY

COOPER CAMERON CORPORATION

Proxy for Annual Meeting of Stockholders

May 8, 2003

Solicited on Behalf of the Board of Directors

The undersigned stockholder(s) of Cooper Cameron Corporation (“Cooper Cameron”) appoints each of Sheldon R. Erikson and William C. Lemmer proxy, with full power of substitution, to vote all shares of stock which the stockholder(s) would be entitled to vote if present at the Annual Meeting of Stockholders of Cooper Cameron on Thursday, May 8, 2003, at 10:00 a.m. at the Cooper Cameron corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas, and at any adjournments thereof, with all powers the stockholder(s) would possess if present. The stockholder(s) hereby revokes any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED: FOR THE NOMINEES FOR DIRECTOR (NATHAN M. AVERY, C. BAKER CUNNINGHAM AND SHELDON R. ERIKSON); FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S LONG TERM INCENTIVE PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS FOR 2003; AND, IN THE DISCRETION OF THE PROXY ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This card also constitutes voting instructions for any shares held for the stockholder in the Cooper Cameron Retirement Savings Plan and Cooper Cameron sponsored Individual Account Retirement Plans, as described in the Notice of Meeting and Proxy Statement.

Comments:                                                                                                                                                                                                 (Please sign and date on the reverse side)

(If you have written in the above space, please mark the “comments” box on the reverse side of this card.)	SEE REVERSE SIDE

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COOPER CAMERON CORPORATION

Annual Meeting of Stockholders

10:00 a.m.

May 8, 2003

Cooper Cameron Corporation

1333 West Loop South, Suite 1700

Houston, Texas

Agenda

•	Call to order

•	Introduction of Directors and Officers

•	Election of Directors

•	Approval of an Amendment to the Long-Term Incentive Plan

•	Ratification of the Appointment of Independent Auditors for 2003

•	Chairman’s Report

•	General Question and Answer Period

This is your proxy. Your vote is important. It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above.

☒	Please mark your 5973

votes as in this

example.

The Board of Directors recommends a vote FOR all nominees and FOR proposals 2 and 3.
1.	FOR ☐	WITHHELD ☐	Election of Directors Nominees: 01. Nathan M. Avery 02. C. Baker Cunningham 03. Sheldon R. Erikson	Comments (see reverse)	☐	2. Approval of an Amendment to the Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
To withhold your vote for any nominee(s), write the name(s) here:				I plan to attend the meeting.	☐	3. Ratification of the Appointment of Independent Auditors for 2003.	☐	☐	☐

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE (S) DATE

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* FOLD AND DETACH HERE *

INTERNET AND TELEPHONE VOTING INSTRUCTIONS

You may use the internet or telephone to vote your shares electronically, 24 hours per day, 7 days a week. To access the internet or telephone voting system, you must use the control number printed in the box above.

To Vote by Internet:

Log on to http://www.eproxyvote.com/cam. Follow the instructions on the screen.

To Vote by Phone:

Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683). Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-536-8073. Use the Control Number located in the box above. Follow the recorded instructions.